Exhibit 99.1

news release

NOT FOR IMMEDIATE RELEASE

Contacts:

Phoenix Technologies Ltd.	Sapphire Investor Relations, LLC
Woody Hobbs, President and CEO	Erica Mannion
408-570-1000	212-766-1800
Investor_Relations@phoenix.com	Investor_Relations@phoenix.com

Phoenix Technologies Ltd. Reports Financial

Results for Fiscal 2006 Fourth Quarter & Year End

MILPITAS, CA: November 6, 2006 — Phoenix Technologies Ltd. (NASDAQ: PTEC) today reported its fiscal 2006 fourth quarter and year end financial results.

Net revenues for the fourth quarter of fiscal year 2006 were $8.3 million, which is in line with the Company’s revised revenue guidance announced on September 22, 2006. These results compare to net revenues of $10.5 million reported in the third quarter of fiscal 2006 and $22.6 million in the fourth quarter of fiscal year 2005.

On a GAAP basis, the net loss in the fourth quarter of fiscal 2006 was ($14.3) million, or ($0.57) per share, compared to a net loss of ($18.6) million, or ($0.73) per share, for the third quarter of fiscal 2006 and net loss of ($5.7) million, or ($0.23) per share, for the fourth quarter of fiscal 2005.

On a non-GAAP basis, in the fourth quarter of fiscal 2006, Phoenix reported a net loss of ($10.7) million, or ($0.42) per share, compared to a non-GAAP net loss of ($14.6) million, or ($0.58) per share for the third quarter of fiscal 2006. Total non-GAAP adjustments in the fourth quarter of fiscal year 2006 were $3.7 million compared to $4.0 million of non-GAAP adjustments in the third quarter of fiscal year 2006. Operating expenses (not including cost of goods) on a non-GAAP basis were $17.2 million for the fourth quarter of 2006, compared to $19.3 million in the third quarter of 2006 and $18.8 million for fourth quarter of 2005. These adjustments include non-cash stock compensation expense as required according to Statement of Financial Accounting Standards (SFAS 123R), restructuring costs including severance and other related costs as well as costs associated with several closed facilities. These non-GAAP adjustments are more fully described in the attached reconciliation between net loss on a GAAP basis and non-GAAP net loss provided in the accompanying financial statements.

For the fiscal year ended September 30, 2006, revenue was $60.5 million, compared with $99.5 million for the fiscal year ended September 30, 2005. Loss from Operations for the fiscal year ended September 30, 2006 was ($42.2) million, including restructuring charges of $4.6 million compared with Income from Operations of $9.5 million in fiscal

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2005. The net loss for the fiscal year ended September 30, 2006 was ($44.0) million, or ($1.75) per share compared with net income of $0.3 million or $0.01 per share in fiscal 2005.

“The new management team has been in place for two months and although results like these are never a pleasure to announce, we believe strongly in the company’s future and feel that we have identified strategies that will quickly begin to restore shareholder value,” said Woody Hobbs, President and Chief Executive Officer.

“With the restructurings which took place over the three quarters ending December 31, 2006, including our announcement today, we will have reduced quarterly total expense including cost of goods sold by almost 40 percent. As a result, by the beginning of our second fiscal quarter, our total above the line expense rate will be approximately $15.0 million. Although this is still above our current revenue run-rate, we believe it is the correct level for this business in light of our longer term revenue expectations,” continued Hobbs.

Fully paid-up license revenue represented approximately 15% of net revenues in the fourth quarter of fiscal 2006 compared to 34% of net revenues in the third quarter of 2006. Fully paid-up license revenue represented approximately 50% of revenues in fiscal year 2006 compared to approximately 43% of revenues in fiscal year 2005. During the fourth quarter of fiscal year 2006 the Company announced that it would no longer license products on a fully paid-up basis in the future.

Phoenix Technologies’ cash and short-term investments, as of September 30, 2006, were $60.3 million compared to $70.5 million at June 30, 2006.

Restructuring Plan

In an effort to further reduce expenses, the Company has reduced its workforce by approximately 15% in Q1 fiscal 2007, with the majority of the reductions related to sales, marketing and engineering personnel in the U.S. and Japan. The Company expects to have approximately 334 employees as of January 1, 2007.

In connection with the reduction in force, the Company expects to record a restructuring charge of approximately $2.0 million in the first quarter of fiscal year 2007. With the announced restructuring and other reductions in operating expenses, management expects that total expenses including cost of goods sold will be approximately $15 million per quarter by the beginning of Q2 of fiscal year 2007.

David Eichler, Senior Vice President and CFO, and Ira Scharfglass, Senior Vice President and General Manager of Worldwide Engineering Operations, will be leaving the Company as part of the reduction in force. Eichler and Scharfglass will each remain employees of the Company during a short transition period; however, Eichler has resigned from his position as CFO effective immediately.

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“On behalf of the Company I would like to thank David and Ira for their contributions to Phoenix and wish them well in their future endeavors” said Hobbs. “Our CTO, Dr. Gaurav Banga will assume engineering responsibilities and Rich Arnold, our EVP of Strategy and Corporate Development will assume the role of CFO, “concluded Hobbs.

Conference Call

The Company will conduct its regularly scheduled financial announcement conference call on Monday, November 6, 2006 at 1:30 p.m. PST. Investors are invited to listen to a live audio web cast of the quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. Alternatively investors can listen to the conference call via telephone at 866-802-4290 (U.S/Canada) or 703-639-1316 (international). An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Thursday, November 9, 2006, at 11:59 p.m. PST. The replay can be accessed by dialing 888-266-2081 (U.S./Canada) or 703-925-2533 (international) and entering conference call ID 407985.

About Phoenix

Phoenix Technologies Ltd. is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The Company established industry leadership with its original BIOS product in 1979, and today has 149 technology patents, has shipped in over one billion systems, and continues to ship in over 125 million new systems each year. The company’s breakthrough solution, TrustedCore, is the only independent firmware that enables hardware vendors to bring secure devices to market with the latest advances in Microsoft operating systems. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions to help them accelerate time to market, differentiate products and increase profits. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit www.phoenix.com.

Phoenix, Phoenix Technologies, the Phoenix Technologies logo, and Recover Pro are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.

This press release contains a non-GAAP calculation of operating expenses, net loss and net loss per share, which excludes stock-based compensation expense, restructuring charges, as well as other items. The Company’s management believes this non-GAAP financial measure provides meaningful supplemental information regarding our performance that is indicative of the Company’s core operating results and facilitates comparisons of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. A reconciliation between operating expenses, net loss and net loss per share on a GAAP basis and non-GAAP operating expenses, net loss and net loss per share is provided in the accompanying financial statements.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed December 29, 2005 and Form 10-Q/A filed, September 25, 2006.

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PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2006	September 30, 2005
Assets
Current assets:
Cash and cash equivalents and marketable securities	$60,331	$74,827
Accounts receivable, net of allowances	8,434	22,684
Prepaid royalties and maintenance	111	2,254
Other current assets	4,052	4,450

Total current assets	72,928	104,215

Property and equipment, net	4,247	4,550
Purchased Technology and intangible assets, net	1,458	4,936
Goodwill	14,433	13,932
Other assets	2,094	3,403

Total assets	$95,160	$131,036

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,072	$2,120
Accrued compensation and related liabilities	3,844	3,863
Deferred revenue	7,584	8,305
Income taxes payable	9,041	11,425
Accrued restructuring charges - current	3,287	414
Other accrued liabilities	3,605	3,740

Total current liabilities	30,433	29,867

Accrued restructuring charges - noncurrent	1,166	1,265
Other liabilities	3,385	2,940

Total liabilities	34,984	34,072
Stockholders’ equity:
Preferred stock	—	—
Common stock	34	33
Additional paid-in capital	191,489	183,749
Deferred compensation	—	(302)
Retained earnings	(38,899)	5,070
Accumulated other comprehensive loss	(800)	(1,143)
Less: Cost of treasury stock	(91,648)	(90,443)

Total stockholders’ equity	60,176	96,964

Total liabilities and stockholders’ equity	$95,160	$131,036

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months ended September 30,		Twelve Months ended September 30,
	2006	2005	2006	2005
Revenues	$8,344	$22,583	$60,495	$99,536
Cost of revenues	3,061	4,518	17,910	17,453

Gross Margin	5,283	18,065	42,585	82,083
Operating expenses:
Research and development	5,130	5,306	22,865	20,426
Sales and marketing	7,170	8,558	35,428	35,619
General and administrative	5,463	4,905	21,488	16,441
Amortization of acquired intangible assets	316	18	368	70
Restructuring	2,731	(14)	4,618	(14)

Total operating expenses	20,810	18,773	84,767	72,542

Income (loss) from operations	(15,527)	(708)	(42,182)	9,541
Interest and other income, net	542	1,241	1,867	320

Income (loss) before income taxes	(14,985)	533	(40,315)	9,861
Income tax expense	(664)	6,226	3,654	9,584

Net income (loss)	$(14,321)	$(5,693)	$(43,969)	$277

Earnings (loss) per share:
Basic	$(0.57)	$(0.23)	$(1.75)	$0.01
Diluted	$(0.57)	$(0.23)	$(1.75)	$0.01
Shares used in Earnings (loss) per share calculation:
Basic	25,323	24,983	25,120	24,815
Diluted	25,323	24,983	25,120	25,621

Phoenix Confidential

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$(43,969)	$277
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	6,002	6,473
Stock-based compensation	4,819	180
Loss from disposal of fixed assets	11	—
Deferred income tax	851	370
Change in operating assets and liabilities:
Accounts receivable	14,402	1,258
Prepaid royalties and maintenance	2,184	2,348
Other assets	853	1,273
Accounts payable	962	(66)
Accrued compensation and related liabilities	637	261
Deferred revenue	(678)	(1,257)
Income taxes	(2,358)	4,449
Accrued restructuring charges	2,800	(601)
Other accrued liabilities	(336)	848

Net cash provided by (used in) operating activities	(13,820)	15,813

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	292,039	210,973
Purchases of marketable securities	(270,604)	(232,070)
Proceeds from the sale of fixed assets	—	—
Purchases of property and equipment	(2,233)	(3,081)
Payments in connection with prior business acquisition	(500)	(500)

Net cash provided by (used in) investing activities	18,702	(24,678)

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	3,217	2,746
Repurchase of common stock	(1,205)	—

Net cash provided by financing activities	2,012	2,746

Effect of changes in exchange rates	44	26

Net increase (decrease) in cash and cash equivalents	6,938	(6,093)
Cash and cash equivalents at beginning of period	27,805	33,898

Cash and cash equivalents at end of period	$34,743	$27,805

PHOENIX TECHNOLOGIES LTD.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND

NET INCOME PER SHARE

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30, 2006	June 30, 2006
GAAP net income (loss)	$(14,321)	$(18,560)
(1) Equity-based compensation expense under SFAS 123R (see notes below)	938	1,242
(2) Restructuring	2,731	1,887
(3) Severance and other related cost	—	855

Non-GAAP net income (loss)	$(10,652)	$(14,576)

Non-GAAP Earnings (loss) per share:
Basic	$(0.42)	$(0.58)
Diluted	$(0.42)	$(0.58)
Shares used in Earnings (loss) per share calculation:
Basic	25,323	25,333
Diluted	25,323	25,333

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation, restructuring, and severance cost provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP financial results since it is non-cash based and prior year GAAP financial reporting did not include this charge. Restructuring and severance and other related costs are excluded from non-GAAP financial results since these are infrequent and non-recurring and therefore may not be considered directly related to our on-going business operations. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This number represents non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123R beginning October 1, 2005. For the three months ending September 30, 2006, non-cash equity-based compensation was $0.9 million, allocated as follows: $0.1 to cost of goods sold, $0.2 million to research and development, $0.3 million to sales and marketing and $0.3 million to general and administrative. For the three months ending June 30, 2006, non-cash equity-based compensation was $1.2 million, allocated as follows: $0.1million to cost of goods sold, $0.3 million to research and development, $0.5 million to sales and marketing and $0.4 million to general and administrative. For the twelve months ended September 30, 2006, non-cash equity-based compensation was $4.8 million, allocated as follows: $0.3 million to cost of goods sold, $0.9 million to research and development, $1.9 million to sales and marketing and $1.7 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income. Net income for the three and twelve months ending September 30, 2005 did not include equity-based compensation expense under SFAS 123.
(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June 2006 and in September 2006. For the three and twelve months ending September 30, 2006, severance and benefits totaled $2.2 million and $4.0 million and cost related to exiting and terminating two facility leases totaled $0.1 million and $0.2 million, respectively. In addition, in the three months ended September 30, 2006 the Company increased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.5 million due to projected increased operating expenses over the remaining term of the lease. For the three months ended June 30, 2006, severance and benefits totaled $1.8 million and cost related to exiting and terminating one facility lease totaled $0.1 million. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance. Net income for the three and twelve months ended September 30, 2005 did not include restructuring expenses.
(3)	The Company has incurred severance and benefits related to the voluntary termination of the Company’s Chairman and Chief Executive Officer Albert E. Sisto. The Company believes that these items do not reflect expected future operating expenses nor does that Company believe that they provide a meaningful evaluation of current versus past operational performance. Net income for the three and twelve months ended September 30, 2005 did not include similar expenses.

PHOENIX TECHNOLOGIES LTD.

RECONCILIATION OF GAAP TO NON-GAAP

OPERATING EXPENSE

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
GAAP Operating Expense	$20,810	$23,206	$18,773
(1) Equity-based compensation expense under SFAS 123R (see notes below)	871	1,167
(2) Restructuring	2,731	1,887
(3) Severance and other related cost	—	855

Non-GAAP Operating Expense	$17,208	$19,297	$18,773

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of operating expenses excluding non-cash equity-based compensation, restructuring, and severance cost provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP financial results since it is non-cash based and prior year GAAP financial reporting did not include this charge. Restructuring and severance and other related costs are excluded from non-GAAP financial results since these are infrequent and non-recurring and therefore may not be considered directly related to our on-going business operations. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This number represents non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123R beginning October 1, 2005. For the three months ending September 30, 2006, non-cash equity-based compensation was $0.9 million, allocated as follows: $0.1 to cost of goods sold, $0.2 million to research and development, $0.3 million to sales and marketing and $0.3 million to general and administrative. For the three months ending June 30, 2006, non-cash equity-based compensation was $1.2 million, allocated as follows: $0.1million to cost of goods sold, $0.3 million to research and development, $0.5 million to sales and marketing and $0.4 million to general and administrative. For the twelve months ended September 30, 2006, non-cash equity-based compensation was $4.8 million, allocated as follows: $0.3 million to cost of goods sold, $0.9 million to research and development, $1.9 million to sales and marketing and $1.7 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income. Net income for the three and twelve months ending September 30, 2005 did not include equity-based compensation expense under SFAS 123.
(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June 2006 and in September 2006. For the three and twelve months ending September 30, 2006, severance and benefits totaled $2.2 million and $4.0 million and cost related to exiting and terminating two facility leases totaled $0.1 million and $0.2 million, respectively. In addition, in the threee months ended September 30, 2006 the Company increased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.5 million due to projected increased operating expenses over the remaining term of the lease. For the three months ended June 30, 2006, severance and benefits totaled $1.8 million and cost related to exiting and terminating one facility lease totaled $0.1 million. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance. Net income for the three and twelve months ended September 30, 2005 did not include restructuring expenses.
(3)	The Company has incurred severance and benefits related to the voluntary termination of the Company’s Chairman and Chief Executive Officer Albert E. Sisto. The Company believes that these items do not reflect expected future operating expenses nor does that Company believe that they provide a meaningful evaluation of current versus past operational performance. Net income for the three and twelve months ended September 30, 2005 did not include similar expenses.